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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT, dated as of April 1, 1999, by Nucentrix Broadband Networks, Inc., a Delaware corporation (the "Company"), for the benefit of the persons listed on Annex A hereto (the "Initial Holders") who have executed and delivered to the Company a counterpart signature page hereto or a Stockholder Representation and Request requesting inclusion in the Registration Statement of shares of Common Stock, and their Permitted Transferees .

                              W I T N E S S E T H:

        WHEREAS, the Company filed a Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code on January 19, 1999 (the "Plan");

        WHEREAS, the Company has issued to the Initial Holders shares (the "Common Shares") of its common stock, par value $.001 per share ("Common Stock"), in accordance with the terms and subject to the conditions set forth in the Plan, and

        WHEREAS, in order to induce the Initial Holders to accept the unregistered Common Shares, the Company has agreed to provide registration rights with respect to the Common Shares.

        NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

     1. Definitions. Unless otherwise defined herein, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

        "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements, and any annexes, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

        "Business Day" shall mean any day other than a Saturday, a Sunday, or other day on which banking institutions in the City of Dallas, Texas or New York, New York shall be permitted or required by law or executive order to be closed.

        "Closing Date" shall mean the date on which the Common Shares shall be issued by the Company to the Initial Holders in accordance with the Plan.

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

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        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

        "Holders" shall mean the Initial Holders who have executed and delivered to the Company a counterpart signature page hereto or a Stockholder Representation and Request requesting inclusion in the Registration Statement of shares of Common Stock, and each Permitted Transferee.

        "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

        "Permitted Transferee" shall mean a transferee or assignee of Registrable Securities, which were transferred or assigned pursuant to Section 7 hereof.

        "Registrable Securities" shall mean the Common Shares, and any other securities issued or issuable with respect to such Common Shares by way of dividend or stock split or in connection with any combination of shares of Common Stock, recapitalization, exchange, merger, consolidation or reorganization; provided, that any Registrable Security shall cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii)(x) it has been otherwise transferred, (y) the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer and (z) it may be resold without subsequent registration under the Securities Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     2. Registration.

        (a) The Company shall, at its cost, as promptly as commercially practicable (but in no event later than 22 days after the effective date of the Plan) file with the Commission and thereafter shall use its commercially reasonable best efforts to cause to be declared effective a registration statement (the "Shelf Registration Statement" or the "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Securities by the Holders therefor from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Holder) shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder as provided in a written notice and questionnaire delivered to all Holders (including the Initial Holders) notifying such Holders that a Shelf Registration

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Statement will be filed by the Company, requesting such information with respect to the Holders as required to be disclosed by the Shelf Registration Statement and setting forth a deadline for response therein (which in no event shall be less than 30 calendar days).

        (b) The Company shall use its commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Registrable Securities, for a period of three years (or for such longer period if extended pursuant to Section 3(h) below) from the date of its effectiveness or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof) (the "Shelf Registration Period"). During the Shelf Registration Period, the Company will have the ability to suspend the availability of the Shelf Registration Statement for up to two periods of up to 45 consecutive days, but no more than an aggregate of 60 days during any 365-day period. The Company shall be deemed not to have used its commercially reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless (i) such action is required by applicable law or (ii) upon the occurrence of any event contemplated by section 3(b)(ii) through (iv) below, such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), so long as the Company reasonably promptly thereafter complies with the requirements of Section 3(h) hereof, if applicable, if the Company has determined in good faith that there are no material legal or commercial impediments to so doing.

        (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than with respect to information supplied in writing by the selling Holders expressly for use in the Shelf Registration Statement pursuant to this Agreement).

     3. Registration Procedures. In connection with the Shelf Registration contemplated by Section 2 hereof, the following provisions shall apply:

        (a) The Company shall (i) furnish to each Initial Holder, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its commercially reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments concerning such Initial Holder as such

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Initial Holder reasonably may propose; and (ii) include the names of the
Holders, who propose to sell Registrable Securities pursuant to the Shelf Registration Statement, as selling securityholders.

        (b) The Company shall give written notice to the Holders of the Registrable Securities:

            (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

            (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Company's receipt of notice of the initiation of any proceedings for that purpose;

            (iii) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (iv) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which written notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made and which need not provide any detail as to the nature of such event).

        (c) The Company shall make every commercially reasonable effort to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

        (d) The Company shall furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, one copy of the Shelf Registration Statement, any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (excluding those, if any, incorporated by reference and available on-line via EDGAR).

        (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company hereby consents subject to the provisions of this Agreement to the use of the prospectus or any amendment or supplement thereto by each of the Holders of the Registrable Securities in

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connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto.

        (f) Prior to any public offering of the Registrable Securities pursuant to the Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Registrable Securities included therein and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Registrable Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

        (g) The Company shall reasonably cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Registration Statement.

        (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (iv) of Section 3(b) above during the Shelf Registration Period, the Company shall reasonably promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Registrable Securities or purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the Registrable Securities and any known participating underwriter or broker-dealer in accordance with paragraphs (ii) through (iv) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders of the Registrable Securities and any such participating underwriters or broker-dealers shall suspend use of such prospectus, and the period of effectiveness of the Registration Statement provided for in Section 2 above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders of the Registrable Securities and any known participating underwriter or broker-dealer shall have received such amended or supplemented prospectus pursuant to this
Section 3(h).

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        (i) Not later than the effective date of the Registration Statement, the
Company will provide a CUSIP number for the Common Stock, and provide printed certificates therefor in a form eligible for deposit with The Depository Trust Company.

        (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

        (k) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from the Registration Statement the Registrable Securities of any Holder than fails to furnish such information within a reasonable time after receiving such request.

        (l) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form with managing underwriters reasonably acceptable to the Company) and shall use commercially reasonable best efforts to take all such other action, if any, as any Holder of the Registrable Securities shall reasonably request in order to facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration.

        (m) The Company shall (i) make reasonably available for inspection by the Holders of the Registrable Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Registrable Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Registrable Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally (other than because of a disclosure by any Holder) or through a third party without an accompanying

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obligation of confidentiality and that the foregoing inspection and information gathering (x) shall be coordinated on behalf of the Holders, by one counsel (the "Designated Counsel") designated by the Holders of a majority of the Registrable Securities covered by the Shelf Registration Statement and (y) shall not be available for any such Holder that is a competitor of the Company.

        (n) The Company, if requested by the Designated Counsel, shall use its best efforts to cause (i) its counsel to deliver an opinion relating to the Registrable Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and, in the case of the initial opinion, dated on or prior to the effective date of the Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, subject to usual and customary qualifications, the due incorporation and good standing of the Company and its significant subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(l) hereof; the due authorization, valid issuance, full payment and non-assessability of the applicable Registrable Securities; and absence of material legal or governmental proceedings involving the Company and its significant subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Registrable Securities, or any agreement of the type referred to in Section 3(l) hereof; the compliance in all material respects as to form of such Shelf Registration Statement with the requirements of the Securities Act on the date it is declared effective; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or the most recent post-effective amendment thereto, as the case may be, of negative assurance with respect to the absence from such Shelf Registration Statement and the prospectus included therein as then amended or supplemented, of any untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by the Designated Counsel; and (iii) its independent public accountants to provide to the Holders of Registrable Securities and the managing underwriter, if any, a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

        (o) The Company shall use its commercially reasonably best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

     4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of their obligations under Section 2 and 3 hereof (including the reasonable fees and expenses, if any, of Andrews & Kurth L.L.P.,

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counsel for the Initial Holders), whether or not the Shelf Registration
Statement is filed or becomes effective, and shall bear or reimburse the other Holders of the Registable Securities covered thereby for the reasonable fees and disbursements of Designated Counsel, if any.

     5. Indemnification and Contribution.

        (a) Indemnification by Company. The Company shall indemnify and hold harmless the Holder of such Registrable Securities, its officers, directors, partners, legal counsel, each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder, officer, director, partner, legal counsel, or any such participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in the Shelf Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and shall reimburse such Holder, officer, director, partner, legal counsel or such participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder, officer, director, partner, legal counsel or such participating person or controlling person in connection with investigating and defending or settling any such expense, loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with information furnished to the Company by such Holder; and, provided further that the Company shall not be liable in any such case insofar as it relates to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus.

        (b) Indemnification by Holders. Each Holder, by acceptance of the Registrable Securities, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such other person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by such Holder and contained in (or omitted from, as the case may be), on the effective date of, the Shelf

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Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

        (c) Contribution. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (d) Notice and Defense of Claims. Whenever a claim shall arise for indemnification under this Section 5, the indemnified party shall promptly notify the indemnifying party of such claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole expense, assume the defense thereof. If an indemnifying party assumes the defense of any such claim or legal proceeding, the indemnifying party shall be entitled to select counsel reasonably acceptable to the indemnified party and take all steps necessary in the defense thereof; provided, however, that no settlement shall be made without the prior written consent of the indemnified party, which shall not be unreasonably withheld (it being understood that the indemnified party may not withhold consent to any settlement involving only a monetary payment where the indemnifying party is ready, willing and able to pay such amount); and, provided further, that the indemnified party may, at its own expense, participate in any such proceeding with the counsel of its choice. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (after giving notice of the same to the indemnifying party) on such terms as the indemnified party may reasonably deem appropriate, and the

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indemnifying party will promptly indemnify the indemnified party in accordance with the provisions of this Section 5.

     6. Public Information. The Company covenants and agrees that for so long as the Common Stock shall be registered under Section 12(b) or 12(g) of the Exchange Act or the Company shall be subject to the reporting requirements of
Section 15(d) of the Exchange Act, unless the Shelf Registration Statement shall be effective, in order to facilitate sales of any Registrable Securities in reliance on Rule 144 under the Securities Act either (a) there will be available adequate current public information with respect to the Company as required by Rule 144, or (b) if such information is not available the Company will use its commercially reasonable efforts to make such information available without delay. Without limiting the foregoing, the Company covenants and agrees that for so long as the Common Stock shall be registered under Section 12(b) or 12(g) of the Exchange Act or the Company shall be subject to the reporting requirements of Section 15(d) of the Exchange Act, it will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to any Holder so requesting a written statement that the Company has complied with all such reporting requirements.

     7. Transfer or Assignment of Registration Rights. If any person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such person shall be entitled to receive the rights granted to a Holder under this Agreement, including the rights to require the Company to register the Registrable Securities; provided that, (a) the Company is given written notice at the time of or within ten Business Days after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned and (b) the transferee or assignee of such rights assumes the obligations of a Holder under this Agreement.

     8. Miscellaneous.

        (a) Termination. Notwithstanding any other provision of this Agreement, this Agreement shall terminate and be of no further force or effect on and after the earlier to occur of the third anniversary of the effective date of the Shelf Registration Statement and the fourth anniversary of the Closing Date; provided, however, the indemnification and contribution obligations set forth in Section 5 shall survive until all applicable statutes of limitations related to the Shelf Registration Statement shall have expired.

        (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities.

        (c) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the

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provisions of this Agreement will be in writing and (i) delivered personally,
(ii) sent by telefacsimile, (iii) delivered by a nationally recognized overnight courier service, or (iv) sent by registered or certified mail, postage prepaid, as follows:

            (1) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

            (2) If to the Company, at

                Nucentrix Broadband Networks, Inc.
                200 Chisholm Place, Suite 200
                Plano, Texas 75075
                Attention: J. Curtis Henderson
                Telecopy Number: (972) 633-0074

                With a copy to

                Vinson & Elkins L.L.P.
                3700 Trammell Crow Center
                2001 Ross Avenue
                Dallas, Texas 75201-2975
                Attention: Rodney L. Moore
                Telecopy Number: (214) 999-7781

Every notice, demand, request, consent, approval, declaration, delivery or other communication required or permitted under this Agreement that is addressed as provided in this Section 8(c) will (x) if delivered personally or by overnight courier service, be deemed given upon delivery; (y) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (z) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

        (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns including any person to whom any Registrable Securities are transferred in accordance with their terms and the terms of any agreement relating thereto.

        (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

        (g) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but

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if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        (h) Entire Agreement. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

        (i) No Inconsistent Agreement. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities pursuant to this Agreement.

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                                       12

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


THE COMPANY:                           NUCENTRIX BROADBAND
                                       NETWORKS, INC.


                                       BY: /s/ CARROLL D. MCHENRY
                                           -------------------------------------
                                       NAME: CARROLL D. MCHENRY
                                       TITLE: CHIEF EXECUTIVE OFFICER
                                       ACCEPTED AND AGREED:


INITIAL HOLDERS:                       ASPEN PARTNERS, L.P.


                                       BY: /s/ NIKOS HECHT
                                           -------------------------------------
                                       NAME:  NIKOS HECHT
                                       TITLE: MANAGING DIRECTOR


                                       CONDOR PARTNERS IV, L.L.C.


                                       BY: /s/ NEIL SUBIN
                                           -------------------------------------
                                       NAME:  NEIL SUBIN
                                       TITLE: PRESIDENT


                                       QUAD-C, PARTNERS II, L.P.


                                       BY: QUAD-C, INC., ITS SOLE GENERAL
                                           PARTNER


                                           BY: /s/ R. TED WESCHLER
                                               ---------------------------------
                                           NAME:  R. TED WESCHLER
                                           TITLE: VICE PRESIDENT

                                       QUAD-C PARTNERS III, L.P.


                                       BY: QUAD-C, INC., ITS SOLE GENERAL
                                           PARTNER


                                           BY: /s/ R. TED WESCHLER
                                               ---------------------------------
                                           NAME:  R. TED WESCHLER
                                           TITLE: VICE PRESIDENT



                                       QUAD-C PARTNERS IV, L.P.


                                       BY: QUAD-C, INC., ITS SOLE GENERAL
                                           PARTNER


                                           BY: /s/ R. TED WESCHLER
                                               ---------------------------------
                                           NAME:  R. TED WESCHLER
                                           TITLE: VICE PRESIDENT


                                       QUAKER CAPITAL PARTNERS L.P.


                                       BY: QUAKER PREMIERE, L.P.,
                                           ITS SOLE GENERAL PARTNER


                                           BY: QUAKER CAPITAL
                                               MANAGEMENT
                                               CORPORATION, ITS
                                               SOLE GENERAL PARTNER

                                               BY: /s/ MARK SCHOEPPNER
                                                   -----------------------------
                                               NAME:  MARK SCHOEPPNER
                                               TITLE: PRESIDENT



                                       /s/ R. TED WESCHLER
                                       -----------------------------------------
                                       R. TED WESCHLER

                                       TRUST OF CAROL S. SCHOEPPNER
                                       FBO MARK G. SCHOEPPNER


                                       BY: /s/ MARK G. SCHOEPPNER
                                           -------------------------------------
                                           MARK G. SCHOEPPNER, TRUSTEE


                                       RIDGEVIEW PARTNERS


                                       BY: /s/ MARK G. SCHOEPPNER
                                           -------------------------------------

                                     ANNEX A

                             LIST OF INITIAL HOLDERS

Name of Initial Holder                                                 Securities Received under Plan
----------------------                                                 ------------------------------

Quad-C Partners IV, L.P.                                                              817,450
Quad-C Partners III, L.P.                                                             410,078
Quad-C Partners II, L.P.                                                              287,057
Quaker Capital Partners I, L.P.                                                       897,637
Georgica Advisors LLC                                                                 651,832
R. Ted Weschler                                                                       161,878
Condor Partners IV, L.L.C.                                                             78,799
Trust of Carol S. Schoeppner FBO Mark G. Schoeppner                                    41,523
Ridgeview Partners                                                                     41,523
Michael Andretti Trust UAD 12/22/90 Michael Andretti Trustee                            2,906
Dr. Edwin E. Assid SEP-IRA                                                              3,151
Cathleen Nimick Austin & Peter S. Austin                                                  590
Dr. and Mrs. Murat Bankaci                                                              1,575
Murat Bankaci IRA 7/29/93                                                                 984
Dr. Murat Bankaci Children's Trust                                                        984
Stonecipher, Cunningham, Beard & Schmitt Pension Plan                                   7,058
Stonecipher, Cunningham, Beard & Schmitt PSP                                            7,058
Mrs. Wendy Becker Payton                                                                9,850
Jerry L. Bedford                                                                        1,181
Behrenberg Glass Company Profit Sharing Plan                                              788
Michael W. and Beth A. Bowman                                                             196
Mrs. Shirley Brankley                                                                     393
Mrs. Gretchen Brown                                                                       393
Kelly Brown                                                                               590
E. Fulton Brylawski                                                                     2,166
Charles F. Capper IRA                                                                   3,114
Cardio Thoracic Surgical Assoc. Profit Sharing Trust                                   14,117
Ray T. Charley                                                                          2,363
Ray T.  & Catherine M. Charley 1993 Desc. Trustee S. Lynch                              4,334
Jeffrey L. Clements                                                                     1,772
Clinic of Orthopedic Surgery Pension Plan                                               2,757
Gertrude S. Cohn                                                                        1,181
Glenn I. Crain                                                                          5,190
Diagnostic Imaging Amended & Restated Pension dtd 10/1/99                               4,030
P.J. Dick Inc. Conservative Cash                                                        1,379

Dick Foundation                                                                           196
Dr. and Mrs. Nick DiGlovine                                                               196
Dodson Engineering Inc. Profit Sharing Plan                                             1,181
Joe Dumars Special Loan Acct.                                                           1,245
Richard E. and Mary Lou Durr                                                            3,114
Durr Marketing Pension Plan DTD 12/22/72 Trustee Mary Lou Durr                          2,906
Durr Marketing Associates PSP Trustees Richard & Mary Lou Durr                          3,529
Robert and Ann Egan                                                                     1,772
Ms. Victoria Nimick Enright                                                             4,531
Victoria N. Enright Charitable Remainder Unit Trust                                       985
Evans Ivory Pooled Pension Plan                                                         4,982
Evans Ivory Pooled Profit Sharing Plan                                                  4,359
Farrell Brokerage Inc. Profit Sharing Plan                                              6,500
Drs. Peter J. and Linda W. Fedyshin                                                     1,868
First Evangelical Lutheran Church of Greensburg                                         7,880
Christopher M. Fleming IRA                                                                393
Helen Marie Flinner                                                                       985
Dr. Michelle Foltz, MD                                                                  6,851
Mr. John Frasco                                                                         2,491
Dr. Peter Gabriel IRA                                                                     787
Mr. Bart Gates                                                                            787
Mr. Charley Gates                                                                         787
Dr. R. Edward Gates Cust for Lauren Gates                                                 590
Dr. R. Edward Gates Cust for Rebecca Gates                                                590
Gettig Technologies Inc. Profit Sharing Retirement Plan                                 4,530
William A. & Loene M. Gettig                                                            1,378
T&V Partners, L.P., a Pennsylvania Limited Partnership                                  3,545
Kurt W. Gottschalk                                                                      1,660
The Kurt W. Gottschalk Irrev. Trust                                                       622
Dr. Robert E. Grady D.D.S., IRA                                                         4,359
Thomas M. and Lori Z. Hardiman                                                          1,245
John J. Haverlack IRA                                                                     393
Heifer International Foundation Endowment                                              11,211
Robert E. Higgin REV TR 8/21/96 Robert & Colin Higgin, Trustees                         1,453
Randy and Heather Hillier                                                                 394
Mr. John K. Hinds IRA                                                                     196
Mr. Thomas Hollander                                                                    3,944
Barbara S. Hollander Trust                                                              1,868
Dr. Barry Hootman                                                                       5,397
Mr. Arthur B. Hopperstead IRA                                                             787
Hollis T. Hurd                                                                          2,757
Hollis Hurd IRA                                                                           787
Iron City Sash & Door Profit Sharing Plan                                               3,743

Dr. John A. Johnston Jr. IRA                                                              196
Mrs. Mina G. Johnston                                                                     393
James E. Johns                                                                          1,575
Margaret L. Johnston                                                                    1,868
Nancy B. Johns                                                                          1,969
Carolyn S. Johnson IRA                                                                  5,910
Keystone Honing Profit Sharing                                                         11,819
Douglas E. and Martha A. Knable                                                           590
Susan E. Kraybill                                                                       1,575
Susan Kraybill IRA Rollover                                                               393
Mr. Harold S. Larrick                                                                   1,181
Daniel R. and Linda K. Lattanzi                                                         1,773
Laurel Medical Imaging Associates Profit Sharing Plan                                   4,136
Laurel Medical Imaging Money Purchase Plan dtd 5/1/94                                     984
Dr. M. Russell Leslie Jr. IRA                                                             787
Oakland Ortho. Assoc. Pension Plan FBO M. Russell Leslie                                2,757
Oakland Ortho. Assoc. PSP FBO M. Russell Leslie                                           393
John R. Lucas IRA                                                                         196
Dr. George & Mrs. Margaret Magovern                                                    11,626
Mrs. Elizabeth Anne Margiapana                                                            196
Dr. Bruce A. Margulis IRA Rollover                                                      2,076
Bruce A. Margulis Trust                                                                 6,228
R. Ralph Margulis Trust                                                                 2,491
Dr. Pedro A. Marquez IRA                                                                  787
Carmen C. Marquez, Cust. Diego S. Marquez                                                 393
Carmen C. Marquez, Cust. Melissa T. Marquez                                               393
Mr. John C. Mascaro IRA                                                                 1,378
Mascaro Company, L.P.                                                                   5,319
Mr. John C. Mascaro                                                                       196
Associates in Orthodontics Profit Sharing Plan                                          6,303
Mr. Rich Mayberry                                                                         393
Dr. Robert H. McDonald                                                                    787
Mr. Sean McDonald and Ms. Elizabeth Boyle                                               2,363
Edward McFarland III DMD Ltd. PSP u/a dtd 10/8/81                                       1,772
Edward McFarland III DMD Pension Plan dtd 10/08/81                                        787
Helen Messerotes                                                                          196
Richard Jurik & Helen Messerotes Trustee U/W George Messerotes                            787
Midland Mortgage Investment Corp. Emp. Savings Plan & Trust                             4,136
Dr. Michael Miller and Dr. Barbara Carpenter                                            1,181
Paul E. Moses IRA                                                                       4,152
Paul E. Moses & Krina S. Moses                                                          3,529
Dr. Arthur I. Murphy IRA                                                                3,737

Vernon C. & Alvina B. Neal Fund                                                         4,775
Greater Pittsburgh Orthopaedic Associates Pension Trust                                 9,849
Greater Pittsburgh Orthopaedic Assoc. Profit Sharing Plan                               3,151
Oakland Neurosurgical Assoc. 401(K) PSP and Trust 12/4/72                              10,795
Susan Oberg Investments Ltd.                                                           13,789
Orthopaedic Surgical Associates Pension Plan                                            6,698
Orthopaedic Surgical Associates Profit Sharing Plan                                     4,728
Mr. Dominic Palombo, Jr.                                                                  393
Palombo Assoc. Inc. Pft. Shr. Plan Trustee Dominic Palombo                                196
RELC Associates L.P.                                                                    3,743
Mr. & Mrs. Peter Shaw                                                                     393
Charles J. and JoAnn H. Queenan                                                         2,076
JoAnn H. Queenan                                                                        3,944
M. Reza Raji Irrevocable Trust dtd 9/26/91                                              1,181
Dr. M. Reza Raji IRA Rollover                                                           1,091
Sandra M. Roberts                                                                       3,529
Mr. Thomas A. Rohrich                                                                     787
Ms. Janice Rosenberg                                                                    3,546
Harry W. Rosenberg Trust                                                                2,560
Florence Kris Rosenberg Trust                                                           2,560
St. Andrew's Church                                                                     6,643
Jean-Pierre Sakey                                                                         393
Mr. Richard J. Scarton IRA Rollover                                                     1,575
Joel R. Segel & Barbara L. Segel                                                          590
Dr. Theodore A. Severyn                                                                 5,813
The Shingler Family Trust Trustees Mr. & Mrs. Shingler                                    984
Mr. Myron Swetlitz IRA Rollover                                                         1,181
Harold Swensen IRA                                                                      7,092
Nancy M. Swensen MD IRA                                                                10,047
Kenton C. and Linda T. Tekulve                                                          2,561
Dr. John E. and Susan M. Tiano                                                            985
Ms. Miriam Mendelson                                                                      393
Trumbull Corp. Conservative Cash                                                          394
Trumbull Profit Sharing Savings Plan                                                   19,699
Mrs. Mary K. Ware                                                                         196
Dr. Linda Wellner                                                                       1,869
Charles J. and Louise B. Weschler                                                       1,575
Mr. Richard V. Westerhoff Esq. IRA                                                        705
Barbara A. Westerhoff Family Trust dtd 10/31/91                                         2,076
Richard V. Westerhoff Revocable Trust dtd 3/7/88                                        1,370
Pearl E. Williams Living Trust Trustee Donald M. Williams                               1,575
Mr. Michael Wolff                                                                         393
West. PA Anesthesia Employee Pension                                                    5,515
Richard A. Zappala                                                                      8,927
Zappala Family Foundation                                                               2,906
                                                                                  -----------
                                                                                    3,842,593